Exhibit 99.1

Volta Inc. Hires Seasoned Team to Lead Legal Department

Michelle Kley Joins Volta from Virgin Galactic and Will Serve as Volta’s Chief Legal Officer

William Cooper Joins Volta from Sidley Austin LLP and Will Serve as Volta’s Deputy General Counsel

SAN FRANCISCO – July 12, 2022 – Volta Inc. (NYSE: VLTA), an industry-leading electric vehicle (“EV”) charging network powering vehicles and commerce, today announced that its Board of Directors has further strengthened the company’s Executive Team with the appointment of Michelle Kley as Executive Vice President, Chief Legal Officer and Corporate Secretary, effective July 20, 2022, and William (Bill) Cooper as Senior Vice President, Deputy General Counsel, and Assistant Secretary, effective on or before July 18, 2022.

“The talent and extensive public company expertise that Michelle and Bill will bring to our team will reinforce Volta’s industry leadership and help advance our strategic goals,” said Vince Cubbage, Interim Chief Executive Officer. “Michelle’s experience advising technology companies and their boards on a wide range of governance, compliance, securities, general corporate, and commercial matters, together with her experience managing legal departments of public companies, coupled with Bill’s capital markets, transactional, and governance capabilities, will be powerful assets as we continue to take action to elevate our position in the marketplace and build the fueling infrastructure of the future.”

Kley most recently served as Executive Vice President, Chief Legal Officer, and Secretary at Virgin Galactic Holdings, Inc., where she led all legal and compliance matters for the first publicly traded commercial human spaceflight company, including NYSE and SEC regulatory compliance, corporate governance, intellectual property, labor and employment matters, and litigation. Before that, Kley was Senior Vice President, Chief Legal and Compliance Officer, and Secretary of space technology company Maxar Technology Inc. Kley previously worked as an associate for Morrison & Foerster LLP and Wilson Sonsini Goodrich & Rosati law firms. Kley received a J.D. degree from the University of California Berkeley Law School and graduated with a B.A. from Sonoma State University.

Cooper brings to his new role considerable expertise within the energy, transportation, and infrastructure sectors as a result of his over two decades of experience as a corporate and securities attorney. He joins Volta from the international law firm of Sidley Austin LLP, where he advised public and private companies, boards and special committees, and investment banks on a wide range of matters related to capital markets transactions, mergers and acquisitions, public company reporting requirements, and corporate governance. Before joining Sidley Austin, Cooper was a partner at Hunton Andrews Kurth LLP. He graduated from Emory University Law School with a J.D. and received a B.A. from Princeton University.

“Michelle and Bill each bring to Volta decades of relevant public company legal experience at the highest levels,” said Kathy Savitt, Chair of the Volta Board. “We are pleased to welcome them to Volta as the company continues to expand its leadership position in the growing EV charging market. In partnership with Volta’s executive management, the Board remains focused on building an executive team that is well-qualified to deliver meaningful value across all stakeholders.”

About Volta

Volta Inc. (NYSE: VLTA) is an industry-leading electric vehicle (“EV”) charging network powering vehicles and commerce. Volta’s vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop, and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into people’s daily routines, Volta’s goal is to benefit consumers, brands, and real-estate locations while helping to build the infrastructure of the future. As part of Volta’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the EV charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; risks, cost overruns and delays associated with construction and installation of Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the ability of Volta’s new management team to successfully integrate into Volta and execute on Volta’s business strategy; the EV market may not continue to grow as expected; and the ability to protect its intellectual property rights; and those risk factors discussed in Volta’s Annual Report on Form 10-K for the year ended December 31, 2021, Volta’s Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2022, and other Quarterly Reports on Form 10-Q, and other reports and documents Volta files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts

Media / Press:

Jette Speights

jette@voltacharging.com

Investor / Analyst:

Katherine Bailon

katherine@voltacharging.com